                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT  (DATE OF EARLIEST EVENT REPORTED)   JUNE 2, 1997
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                    UNITED FINANCIAL BANKING COMPANIES, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          VIRGINIA                     0-13395           54-1201253
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(STATE OR OTHER JURISDICTION       (COMMISSION          (IRS EMPLOYER
     OR INCORPORATION)             FILE NUMBER)      IDENTIFICATION NO.)


                  8399 LEESBURG PIKE, VIENNA, VIRGINIA  22182
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (703) 734-0040
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.   TERMINATION OF THE ORDER TO CEASE AND DESIST

     On June 2, 1997, the State Corporation Commission Bureau of Financial Institutions (SCC) terminated its participation in the Order to Cease and Desist issued by the Federal Deposit Insurance Corporation (FDIC) against the Business Bank (Bank), the primary subsidiary of United Financial Banking Companies, Inc., on August 12, 1993.

     Effective June 3, 1997, the FDIC terminated the Order to Cease and Desist issued against the Bank on August 12, 1993.

     Previously, on May 19, 1997, the Board of Directors of the Bank submitted a resolution to the FDIC and to the SCC. The resolution included the following:

     (1) The Bank will maintain a Tier 1 Leverage Capital ratio of 6.0 percent or more and a Total Risk Based Capital ratio of 8.0 percent or more. In the event that the Tier 1 and/or Total Risk Based Capital ratio falls below the prescribed percentages as calculated on a quarterly calendar period, the Bank agrees to notify the Supervisory Authorities and that within ninety days capital will be increased in an amount sufficient to meet the ratios agreed to herein.
     (2) The Bank Board of Directors and management will develop specific plans of action for each asset adversely classified as of December 31, 1996 in the amount of $200,000 or more.
     (3) The Bank will prepare and submit to Supervisory Authorities a comprehensive budget and earnings forecast for each calendar year.
     (4) The Bank will not pay any cash dividends without written consent from Supervisory Authorities.
     (5) The Bank will not accept, renew or roll over brokered deposits without the prior consent of Supervisory Authorities.
     (6) Quarterly, the Bank will submit progress reports to Supervisory Authorities addressing each of the provisions above.


                                   SIGNATURES

PURSUANT TO THE REQUIREMENT OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                              United Financial Banking Companies, Inc.
                                         (Registrant)



                              By: /s/
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                                      Harold C. Rauner, President


Date:      July 3, 1997
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